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                                                       Registration No. 33-_____

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------


                               ABBOTT LABORATORIES
             (Exact name of registrant as specified in its charter)

     Illinois                                                    36-0698440
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

     Abbott Laboratories                                         60064-3500
     100 Abbott Park Road                                         (Zip Code)
     Abbott Park, Illinois
(Address of Principal Executive Offices)

                    ABBOTT LABORATORIES STOCK RETIREMENT PLAN

                            (Full Title of the Plan)
                           --------------------------

                                 Jose M. de Lasa
                               Abbott Laboratories
                              100 Abbott Park Road
                        Abbott Park, Illinois  60064-3500
                     (Name and address of agent for service)
  Telephone number, including area code, of agent for service:  (708) 937-5200
                           --------------------------

                         CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
                                                      Proposed
                                     Proposed         Maximum
                                     Maximum          Aggregate     Amount of
Title of Securities   Amount to be   Offering Price   Offering      Registration
to be Registered      Registered     Per Share (a)    Price (a)     Fee (a)
- --------------------------------------------------------------------------------

Common shares         12,000,000      $31.88       $382,560,000    $131,918.17
(without par value)

- --------------------------------------------------------------------------------

(a) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan named herein. The filing fee has been calculated in accordance with Rule 457(c) based on the average of the high and low prices of registrant's Common Shares reported in the consolidated reporting system on December 14, 1994.

Exhibit Index
Located at Page 5                  Page 1 of 8

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

The registration statement on Form S-8, File No. 33-50452, which was filed by the registrant on August 4, 1992 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") and any amendment or supplement thereto, is hereby incorporated by reference in this Registration Statement. The registration statement on Form S-8, File No. 33-51585, which was filed by the registrant on December 20, 1993 with the Commission pursuant to the Exchange Act and any amendment or supplement thereto, is hereby incorporated by reference in this Registration Statement.


All documents subsequently filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.   EXHIBITS

The following are filed as exhibits to the Registration Statement:

5 Opinion of Jose M. de Lasa as to the legality of the securities being issued and the compliance of the Abbott Laboratories Stock Retirement Plan with the requirements of the Employee Retirement Income Security Act of 1974.

23.1 The consent of Arthur Andersen LLP as to the use of their report and references to their firm.

23.2  The consent of counsel, Jose M. de Lasa, is included in his opinion.

24    Power of Attorney

                                   SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on December 15, 1994 .

                                            ABBOTT LABORATORIES


                                            By /s/  Duane L. Burnham
                                               --------------------------
                                               Duane L. Burnham,
                                               Chairman of the Board and
                                               Chief Executive Officer

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      Each person whose signature appears below constitutes and appoints Duane
L. Burnham and Jose M. de Lasa, Esq., and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                    TITLE                        DATE

/s/ Duane L. Burnham         Chairman of the Board,       December 15, 1994
- -------------------------    Chief Executive Officer,
Duane L. Burnham             and Director of
                             Abbott Laboratories

/s/  K. Frank Austen         Director of Abbott           December 15, 1994
- -------------------------    Laboratories
K. Frank Austen, M.D.

/s/  H. Laurance Fuller      Director of Abbott           December 15, 1994
- -------------------------    Laboratories
H. Laurance Fuller

/s/  Bernard J. Hayhoe       Director of Abbott           December 15, 1994
- -------------------------    Laboratories
Bernard J. Hayhoe

/s/  Thomas R. Hodgson       President, Chief Operating   December 15, 1994
- -------------------------    Officer, and Director
Thomas R. Hodgson            of Abbott Laboratories

/s/  Allen F. Jacobson       Director of Abbott           December 15, 1994
- -------------------------    Laboratories
Allen F. Jacobson

/s/ David A. Jones           Director of Abbott           December 15, 1994
- -------------------------    Laboratories
David A. Jones

/s/  Boone Powell, Jr.       Director of Abbott           December 15, 1994
- -------------------------    Laboratories
Boone Powell, Jr.

                             Director of Abbott           December 15, 1994
- -------------------------    Laboratories
A. Barry Rand

/s/  W. Ann Reynolds         Director of Abbott           December 15, 1994
- -------------------------    Laboratories
W. Ann Reynolds

/s/  William D. Smithburg    Director of Abbott           December 15, 1994
- -------------------------    Laboratories
William D. Smithburg

/s/  John R. Walter          Director of Abbott           December 15, 1994
- -------------------------    Laboratories
John R. Walter

/s/  William L. Weiss        Director of Abbott           December 15, 1994

- -------------------------    Laboratories
William L. Weiss

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/s/  Gary P. Coughlan        Senior Vice President,       December 15, 1994
- -------------------------    Finance and Chief
Gary P. Coughlan             Financial Officer
                             (Principal Financial
                             Officer) of Abbott
                             Laboratories

/s/  Theodore A. Olson       Vice President and           December 15, 1994
- -------------------------    Controller (Principal
Theodore A. Olson            Accounting Officer)
                             of Abbott Laboratories




      THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in unincorporated Lake County, and State of Illinois, on the 15th day of December, 1994.


                                         ABBOTT LABORATORIES STOCK
                                         RETIREMENT TRUST


                                    By   /s/  Thomas C. Freyman
                                         ---------------------------
                                         Thomas C. Freyman,
                                         Chairman of Trustees


                                    By   /s/  Gary P. Coughlan
                                         ---------------------------
                                         Gary P. Coughlan,
                                         Trustee


                                    By   /s/  Ellen M. Walvoord
                                         ---------------------------
                                         Ellen M. Walvoord,
                                         Trustee

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                                  EXHIBIT INDEX



              EXHIBIT NO.               DESCRIPTION


                  5 Opinion of Jose M. de Lasa, as to the legality of the securities being issued and the compliance of the Plan with the requirements of ERISA.

                  23.1                     Consent of Arthur Andersen LLP
                                           as to the use of their report and
                                           references to their firm.

                  23.2 The consent of counsel, Jose M. de Lasa, is included in his opinion.

                  24                       Power of Attorney is included on
                                           the signature page